Exhibit 10.2

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of                                  , but is effective as of June 30, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and NETWORK ENGINES, INC., a Delaware corporation with its chief executive office located at 25 Dan Road, Canton, Massachusetts 02021 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 5, 2010, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of February 5, 2010, between Borrower and Bank, as amended by a certain Consent and First Loan Modification Agreement dated as of January 18, 2011, between Borrower and Bank, as further  amended by a certain Second Loan Modification Agreement dated as of December 13, 2011, between Borrower and Bank, and as further  amended by a certain Third Loan Modification Agreement dated as of March 28, 2012, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“              “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) (i) Current Liabilities minus (ii) Deferred Revenue.”

“              “Current Liabilities” are all obligations and liabilities of Borrower to Bank, including, without limitation, Borrower’s reimbursement obligations to Bank, whether actual or contingent, under any Letter of Credit or Letter of Credit Application, including, without limitation, the Dell Letter of Credit, and all of Borrower’s Included Indebtedness, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“             “Quick Assets” is, on any date, Borrower’s consolidated unrestricted cash maintained with Bank plus net billed accounts receivable, determined according to GAAP.”

“             “Revolving Line Maturity Date” is June 30, 2012.” and inserting in lieu thereof the following:

“              “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities.”

“              “Current Liabilities” are all obligations and liabilities of Borrower to Bank, including, without limitation, Borrower’s reimbursement obligations to Bank, whether actual or contingent, under any Letter of Credit or Letter of Credit Application, including, without limitation, the Dell Letter of Credit, and all of Borrower’s Included Indebtedness.”

“             “Quick Assets” is, on any date, Borrower’s consolidated unrestricted cash maintained with Bank plus gross billed accounts receivable, determined according to GAAP.”

“             “Revolving Line Maturity Date” is September 30, 2012.”

2                                         The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of February 5, 2010 between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

6.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.          COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NETWORK ENGINES, INC.

By:
Name:
Title:

BANK:

SILICON VALLEY BANK

By:
Name:
Title:

The undersigned, NETWORK ENGINES INTERNATIONAL, INC. (“Guarantor”),  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain: (i) Unlimited Guaranty dated January 18, 2011 (the “Guaranty”), (ii) Security Agreement dated February 11, 2011, between Guarantor and Bank (the “Security Agreement”), and (iii) Stock Pledge Agreement dated February 11, 2011, between Guarantor and Bank (the “ Stock Pledge Agreement”) and acknowledges, confirms and agrees that the Guaranty, the Security Agreement, and the Stock Pledge Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GUARANTOR:

NETWORK ENGINES INTERNATIONAL, INC.

By:
Name:
Title:

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	NETWORK ENGINES, INC.

The undersigned authorized officer of NETWORK ENGINES, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidated plus consolidating financial statements with Compliance Certificate	Monthly within 30 days	Yes ☐ No ☐
Annual consolidated plus consolidating financial statement (CPA Audited)	FYE within120 days	Yes ☐ No ☐
10-Q, 10-K and 8-K and other public filings	Within 5 days after filing with SEC	Yes ☐ No ☐
A/R & A/P Agings, Deferred Revenue reports and Inventory Sell-Through Reports	Monthly within 15 days	Yes ☐ No ☐
Transaction Reports	As set forth in Section 6.2 of the Agreement	Yes ☐ No ☐
Budgets and Projections	45 days after FYE	Yes ☐ No ☐

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio (to be tested on the last day of each month)	*	:1.0	Yes ☐ No ☐
Operating Cash Flow (as of the last day of each calendar quarter)	$ **	$	Yes ☐ No ☐

*As set forth in Section 6.9(a) of the Agreement.

*As set forth in Section 6.9(b) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Network Engines, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes ☐ No ☐

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall control.

I.             Adjusted Quick Ratio (Section 6.9(a))

Required:              *

Actual:                              :1.00

A.	Aggregate value of the unrestricted cash of Borrower and its Subsidiaries at Bank	$

B.	Aggregate value of the gross billed accounts receivable of Borrower and its Subsidiaries	$

C.	Quick Assets (the sum of lines A through B)	$

D.

Aggregate value of Obligations, including, without limitation, Borrower’s reimbursement obligations to Bank, whether actual or contingent, under any Letter of Credit or Letter of Credit Application, including, without limitation, the Dell Letter of Credit, to Bank plus (a) indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or similar instruments, and (c) capital lease obligations

$

E.

Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower

$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Adjusted Quick Ratio (line C divided by line F)

*As set forth in Section 6.9(a) of the Agreement.

Is line G equal to or greater than the required amount?

No, not in compliance	Yes, in compliance

II.            Operating Cash Flow (Section 6.9(b))

Required:              Operating Cash Flow of at least  (i) ($2,000,000.00) as of December 31, 2009, (ii) ($5,000,000.00) as of each of March 31, 2010 and June 30, 2010, (iii) ($4,000,000.00) as of September 30, 2010, (iv) ($3,000,000.00) as of December 31, 2010, (v) ($2,000,000.00) as of March 31, 2011, (vi) ($1,000,000.00) as of June 30, 2011, (vii) $0.00 as of September 30, 2011, and (viii) $3,500,000.00 as of December 31, 2011, and as of the last day of each quarter thereafter.

Actual:                   $

A.	Net Income (as defined in the Agreement) for prior 12 month period	$

B.	Interest Expense (as defined in the Agreement) for prior 12 month period	$

C.	Depreciation expense and amortization expense for prior 12 month period	$

D.	Income tax expense for prior 12 month period	$

E.	non-stock compensation and other one-time non-cash expenses approved by Bank in writing on a case-by-case basis for prior 12 month period	$

F.	EBITDA (the sum of lines A through E)	$

G.	Capital Expenditures (as defined in the Agreement) for prior 12 month period	$

H.	Borrower’s cash taxes for prior 12 month period	$

I.	Operating Cash Flow (line F minus line G minus line H)	$

Is Line I greater than or equal to the applicable amount above?

No, not in compliance	Yes, in compliance